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      EXHIBIT 23.2     CONSENT OF CROWE, CHIZEK AND COMPANY, LLP







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                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in  this registration  statement of
Grand Central Financial Corp. on Form S-8, of our report dated March 19, 1999 on the consolidated financial statements of Grand Central Financial Corp. as of December 31, 1998 and for the year then ended, appearing in the Form 10-KSB Report filed by Grand Central Financial Corp. with the Securities and Exchange Commission on March 31, 1999.



Crowe, Chizek and Company LLP

/s/ Crowe, Chizek and Company LLP

Cleveland, Ohio
August 6, 1999